Exhibit 3.7

SCOPUS BIOPHARMA INC.

SECURITIES PURCHASE AGREEMENT

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, INCLUDING THE MERITS AND RISKS INVOLVED. NEITHER THE NOTE NOR WARRANT HAS BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN ADDITION, THE PURCHASED SECURITIES MAY BEAR LEGENDS TO SUCH EFFECT AS SET FORTH HEREIN. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT. EACH PROSPECTIVE INVESTOR WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT PROVIDES, IN RELEVANT PART, AS FOLLOWS: “...WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN THIS STATE, ANY SALE MADE PURSUANT TO THIS SUBSECTION SHALL BE VOIDABLE BY THE PURCHASER... WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR ANY ESCROW AGENT...” EACH PERSON ENTITLED TO EXERCISE THE RIGHT TO WITHDRAW GRANTED BY SECTION 517.061(11)(a)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT MUST WITHIN THREE DAYS AFTER THE TENDER OF HIS OR HER PURCHASE PRICE TO THE COMPANY, CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED ON OR PRIOR TO THE AFOREMENTIONED THIRD DAY. IF AN OFFEREE CHOOSES TO WITHDRAW BY LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. AN OFFEREE MAKING AN ORAL REQUEST FOR WITHDRAWAL MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED.

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Scopus BioPharma Inc.

420 Lexington Avenue, Suite 300

New York, New York 10170

Dear Sirs:

Based upon the representations and warranties of Scopus BioPharma Inc., a Delaware corporation (the “Company”), to the extent and as set forth in Section 3 below, and subject to the other terms and conditions hereinafter provided, the undersigned hereby irrevocably offers (the “Offer to Purchase”) to purchase (a) a Convertible Promissory Note (the “Note”), in the form attached hereto as Exhibit A, in the initial principal amount (the “Initial Principal Amount”) set forth in the Execution Section of this securities purchase agreement (this “Securities Purchase Agreement” or “Agreement”), and (b) Series X Warrants, in the form attached hereto as Exhibit B (each, an “X Warrant”; and together with the Note, the “Purchased Securities”), pursuant to the terms of the Term Sheet dated May 4, 2020 (the “Term Sheet”), and the undersigned hereby tenders to the Company in full the offer price (the “Offer Price”) set forth in Section I of the Execution Section of this Securities Purchase Agreement in immediately available funds. This Securities Purchase Agreement is one of a series of similar securities purchase agreements to be entered into by the Company and certain other investors on substantially similar terms.

The Offer to Purchase of the undersigned being made hereby is subject to and is made pursuant to the following terms and conditions:

1.                   The Purchased Securities.

(a)                Upon the acceptance by the Company and subject to the conditions of this Securities Purchase Agreement, the Company shall deliver to the undersigned (i) a Note in the initial principal amount equal to the Initial Principal Amount and (ii) one X Warrant for each $1.00 of the Initial Principal Amount. The Company and the placement agent, HCFP/Capital Markets LLC (the “Placement Agent”) and one or more sub-agents it may engage, may offer Notes in the aggregate principal amount up to $1,000,000 (the “Offering Size”) in connection with the offering of Purchased Securities (the “Offering”); provided, however, the Company shall, in its sole discretion, have the right to increase the Offering Size.

(b)                The number and kind of securities issuable upon the exercise of one or more X Warrants (or W Warrants issued in replacement of such X Warrants pursuant to the terms thereof, each a “Replacement W Warrant”) issuable upon conversion of the Note, including Z Warrants, shall be subject to adjustment, upon the issuance of such securities upon conversion of the Note, as if the Noteholder was a holder of such securities as of the date hereof, pursuant to the applicable terms and conditions set forth in Section 3 of the form of warrant attached hereto as Exhibit B.

(c)                Within a reasonable period of time following written request therefor by the Noteholder, or at any other time at the Company’s option prior to conversion of the Note, the Company will specify to the Noteholder the then current purchase price and reasonable details of any adjustments pursuant to Section 1 (b) hereof, including the number and exercise price of any X Warrants (or Replacement W Warrants) or other securities or property into which the Note shall be convertible following the occurrence of any of the events specified in Section 1(b) hereof. Delivery of such notice shall be deemed to be a final and binding determination with respect to any such adjustments unless challenged by the Noteholder within ten (10) days of receipt thereof, absent manifest error.

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(d)                The initial Holder of the X Warrants (or Replacement W Warrants) (and any assignee or other transferee, in each case, approved in advance by the Company) (the “Initial Holder”) shall have the right to exercise the X Warrants (or Replacement W Warrants) on a cashless basis, at such Initial Holder’s sole discretion, in lieu of exercising the X Warrants (or Replacement W Warrants) by payment of cash pursuant to Section 2(b) of the form of warrant attached hereto as Exhibit B, by surrendering such X Warrants (or Replacement W Warrants) for the number of B Units underlying the X Warrants (or Replacement W Warrants) equal to the quotient obtained by dividing (x) the product of (A) the number of B Units underlying the X Warrants (or Replacement W Warrants) and (B) the difference between the fair market value of such B Units and the Exercise Price (as defined in the form of warrant attached hereto as Exhibit B), by (y) the fair market value of such B Units; provided, however, that no such cashless exercise shall be permitted unless the fair market value is higher than the Exercise Price; provided, that the cashless exercise right under this Section 1(d) shall terminate upon any assignment, transfer or other conveyance by the Initial Holder which is not approved in advance by the Company, of (1) the X Warrants (or Replacement W Warrants ) or (2) the Note, in connection with which the Initial Holder acquired the X Warrants (or Replacement W Warrants) (a) pursuant to conversion of the Note or (b) concurrently with the Note).

(e)                The cashless exercise right set forth in Section 1(d) hereof shall apply to any Z Warrants issued to the Initial Holder. Such Initial Holder shall have the right to exercise the Z Warrants on a cashless basis, at such Initial Holder’s sole discretion, in lieu of exercising the Z Warrants by payment of cash, by surrendering the Z Warrants for the number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) underlying the Z Warrants equal to the quotient obtained by dividing (x) the product of (A) the number of shares of Common Stock underlying the Z Warrants and (B) the difference between the fair market value of the shares of Common Stock and the exercise price of the Z Warrants, by (y) the fair market value of the shares of Common Stock; provided, however, that no such cashless exercise shall be permitted unless the fair market value of the shares of Common Stock is higher than the exercise price of the Z Warrants; provided, that such cashless exercise right shall terminate upon any assignment, transfer or other conveyance by the Initial Holder which is not approved in advance by the Company, of (1) the Z Warrants or (2) the Note.

(f)                 The Offering shall terminate on the earlier of (a) 5:00 p.m., New York City time, on July 31, 2020 or (b) such earlier date as may be determined by the Company, in its sole discretion (the “Term”), although the Company, with the approval of the Agent, may extend the Term for two additional periods of 90 days or less as the Company and the Agent may, in their discretion determine.

(g)                The Company shall pay to the Placement Agent, in immediately available funds at each closing of the sale of Purchased Securities, as consideration for its services: (i) a fee equal to 8% of the gross proceeds of such sale, and (ii) a non-accountable expense allowance equal to 2% of the gross proceeds of such sale, as provided in the Letter Agreement, dated December 10, 2019, as amended, by and between the Company and the Placement Agent, as may be further amended.

2.                   Escrow. The Offer Price tendered by the undersigned for the Purchased Securities will be held in escrow for the benefit of purchasers by Continental Stock Transfer & Trust Company, as escrow agent, until satisfaction of all the conditions to the initial and any subsequent closings. There is no minimum amount required to be raised in this offering, and there is no minimum investment amount that may be purchased by an investor. The Company may accept purchases and close on funds at various times, and multiple closings of this offering may be held. The Company may terminate the Offering at any time even if Purchased Securities having an aggregate purchase price equal to the Offering Size have not been sold.

3.                   Representations, Warranties and Covenants of the Company. By its acceptance of this Agreement, the Company shall be deemed to represent, warrant to and covenant with the undersigned as follows:

(a)                Corporate Status. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on the business of the Company, as it is now being conducted, and (iii) is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the character of the properties owned or leased by the Company and/or the nature of the activities conducted by the Company makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not prevent the Company from performing any of its material obligations under this Agreement and would not have a material adverse effect on the business, operations or financial condition (a “Material Adverse Effect”) of the Company.

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(b)                Authority of Agreement. The Company has the power and authority to accept, execute and deliver this Agreement and, upon acceptance by the Company (in whole or part), to carry out each of its obligations hereunder and under the Purchased Securities; the execution, delivery and performance by the Company of this Agreement, the Purchased Securities and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company; this Agreement, upon acceptance by the Company (in whole or part), and the Purchased Securities, upon issuance by the Company, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies;

(c)                Company Capitalization. As of February 4, 2020, the authorized capital of the Company consisted of (i) 50,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock. As of February 4, 2020, there were issued and outstanding: (i) 12,509,024 shares of Common Stock; (ii) warrants to purchase 250,000 shares of Common Stock, at an exercise price of $1.50 per share; (iii) 1,441,483 warrants that will be automatically exchanged on a one-for-one basis into the same class of warrants issued in any public offering or private placement relating to the Company becoming a public reporting company, which the Company expects to be the Replacement W Warrants; (iv) warrants to purchase 504,000 B Units, at an exercise price of $4.00 per unit, constituting all of the warrants purchased in connection with the Company’s private placement of warrants commenced on December 10, 2019 (the “December 2019 Warrants”), which will be automatically exchanged on a one-for-one basis into the same class of warrants issued in any public offering or private placement relating to the Company becoming a public reporting company, which the Company expects to be the Replacement W Warrants; provided, however, that the holders of such December 2019 Warrants will have the right to exchange one or more December 2019 Warrants for a Note with a principal amount equal to the purchase price of such December 2019 Warrants in connection with this Offering; (v) options to purchase 175,000 shares of Common Stock, at an exercise price of $1.50 per share; and (vi) options to purchase 425,000 shares of Common Stock, at an exercise price of $3.00 per share;

(d)                Registration or Qualification of Securities. The Company agrees from and after the expiration of the Restricted Period (as defined below) or such earlier date if the Warrants, the B Units, the shares of Common Stock and the Z Warrants included in the B Units, and/or the shares of Common Stock issuable upon exercise of the Z Warrants are released from any lock-up restriction, but only as to such Warrants, B Units, the shares of Common Stock and the Z Warrants (while the Z Warrants are exercisable) included in the B Units subsequent to a split of the B Units into shares of Common Stock and the Z Warrants, and/or the shares of Common Stock issuable upon exercise of the Z Warrants (while the Z Warrants are exercisable) (together, the “Registrable Securities”) and subject to Section 6(a) hereof, to use its commercially reasonable efforts to enable the resale or issuance of the applicable Registrable Securities not otherwise registered or qualified under an effective registration statement or qualified offering statement, which may be satisfied by: (i) filing a registration statement or offering statement covering such transactions with respect to Registrable Securities; (ii) including such Registrable Securities in additional or secondary registration statements or offering statements filed by the Company for other purposes; or (iii) in any other manner selected by the Company which is then permitted by applicable laws and SEC rules and regulations, any such registration or qualification subject to the applicable rules and regulations of the SEC; provided, however, that the Company shall not be required to use its commercially reasonable efforts to enable the resale or issuance of the Registrable Securities as described in this Section 3(d) if the Registrable Securities are otherwise transferable pursuant to an exemption from registration under the Securities Act (other than pursuant to qualification under Regulation A) or any state securities laws;

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(e)                Consents and Approvals; No Conflict. The acceptance, execution, delivery and performance of this Agreement and the Purchased Securities by the Company and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) the Certificate of Incorporation or Bylaws of the Company or, except as would not prevent the Company from performing any of its material obligations under this Agreement or the Note and would not have a Material Adverse Effect, any order, writ, judgment, injunction, decree, determination or award applicable to the Company or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound;

(f)                 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1933, as amended (the “Securities Act”) (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any managing member, director, executive officer or other officer participating in the sale of the Purchased Securities; any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the sale of securities of any Solicitor or general partner or managing member of any Solicitor;

(g)                Extent of Offer. Subject, in part, to the truth and accuracy of the undersigned's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Purchased Securities are exempt from the registration requirements of the Securities Act and are exempt from or the Company has complied with registration requirements of each state's Blue Sky laws where such securities are offered or sold, and the Company will not intentionally take, or intentionally not take, any action hereafter that would cause the loss of such exemption or registration;

(h)                Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company, other than any required state securities law filings, is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Purchased Securities, or the consummation of any other transaction contemplated hereby, except in connection with state securities or Blue Sky laws; in each case unless failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Company from performing any of its material obligations under this Agreement, the Note or Warrant and would not have a Material Adverse Effect on the Company;

(i)                 Intellectual Property Rights. Except as disclosed, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated therein; and to the Company's knowledge, neither the Company, its subsidiaries nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company or any of its subsidiaries regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a Material Adverse Effect;

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(j)                 Title to Assets. Except as disclosed, the Company has good and marketable title to all properties and material assets described therein as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company; and

4.                   Representations, Warranties, Acknowledgements and Covenants of the Undersigned. The undersigned hereby represents, warrants and acknowledges to, and covenants and agrees with the Company as follows:

(a)                Status. If the undersigned is a corporation or other entity, the undersigned is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform the undersigned's obligations under this Agreement; and if the undersigned is an individual or are individuals, the undersigned has (have) legal capacity to execute, deliver and perform his, her or their obligations under this Agreement;

(b)                Authority for Securities Purchase Agreement. The undersigned has the power and authority to execute and deliver this Agreement and to carry out the undersigned's obligations hereunder; and the execution, delivery and performance by the undersigned of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the undersigned and this Agreement constitutes the valid and legally binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies;

(c)                Consents and Approvals, No Conflicts.

(i)                 The execution and delivery of this Agreement by the undersigned does not, and the performance by the undersigned of undersigned's obligations hereunder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the undersigned from performing any of the undersigned's material obligations under this Agreement; and

(ii)               The execution, delivery and performance of this Agreement by the undersigned and the other agreements and documents to be executed, delivered and performed by the undersigned pursuant hereto and the consummation of the transactions contemplated hereby and thereby by the undersigned do not and will not conflict with, violate or result in a breach or termination of any provision of, or constitute a default under (or event which with the giving of notice or lapse of time, or both, would become a default under) the Certificate of Incorporation or Bylaws of the undersigned (if the undersigned is a corporation), any other organizational instrument (if the undersigned is a legal entity other than a corporation), or, except as would not prevent the undersigned from performing any of undersigned's material obligations under this Agreement and would not have a material adverse effect on the business, operations or financial condition of the undersigned, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the undersigned or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the assets or properties of the undersigned pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the undersigned is a party or by which any of such assets or properties is bound;

(d)                Investment Intent. The undersigned is acquiring the Purchased Securities, and will acquire any Warrants issuable upon the conversion of the Note and any B Units, consisting of shares of Common Stock and Z Warrants, issuable upon exercise of the Warrants, and shares of Common Stock issuable upon exercise of the Z Warrants (together, the “Securities”), for the undersigned's own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state Blue Sky laws;

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(e)                Investor Status. The undersigned is an “accredited investor” as such term is defined under Regulation D promulgated pursuant to the Securities Act (“Regulation D”) for the reason(s) as set forth in the Execution Section of this Agreement and all of the representations and warranties of the undersigned set forth herein are correct and complete as of the date of this Agreement, shall be true and correct as of the date of the Company's acceptance of the Offer to Purchase and sale of the Note to the undersigned and shall survive the closing of such sale; and, if there should by any material change in such information prior to the sale to the undersigned of the Note, the undersigned will immediately furnish such revised or corrected information to the Company;

(f)                 Intent to Transfer.

(i)                 The undersigned is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the, Purchased Securities, the Securities or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement; and

(ii)               The undersigned will not be a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Purchased Securities, Securities or any party thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

(g)                Exempt from Registration; Company's Reliance.

(i)                 The Company has advised the undersigned that none of the Securities have been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration; and

(ii)               The Company's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the undersigned's representations contained herein;

(h)                Securities to be Issued Without Registration; No Resale Without Registration. The undersigned acknowledges, understands, covenants and agrees that:

(i)                 The Securities have not been registered under the Securities Act or any applicable state Blue Sky laws;

(ii)               As a result of such lack of registration, the Securities may not be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state Blue Sky laws;

(iii)             It is the undersigned’s responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consents or observing any other required legal or other formalities; and

(iv)              In furtherance of the provisions of this Section 4, any certificate(s) representing the Securities, including the Note and Warrants, may bear the restrictive legends substantially in the following form:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFIED OFFERING STATEMENT RELATED THERETO UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.”

(i)                 Sophistication of the Undersigned. The undersigned has evaluated the merits and risks of purchasing the Purchased Securities and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Purchased Securities and is able to bear the economic risk of purchasing the Purchased Securities, including the possibility of a complete loss with respect thereto. The undersigned has sufficient financial resources available to incur the loss of all or any portion of the undersigned's investment in the Company, has no need for liquidity in the investment in the Company and is able to bear the economic risk of the investment;

(j)                 Access to Information. The undersigned has had access to such information regarding the business and finances of the Company and the Purchased Securities, and has been provided the opportunity to discuss with the Company's management of the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company including, without limitation, pursuant to the Term Sheet and one or more meetings and/or discussions with management of the Company;

(k)                No Guarantees. It has never been represented, guaranteed or warranted to the undersigned by the Company, or any of its respective officers, directors, agents, partners, members, managing members, managers, representatives or employees, or any other person, expressly or by implication, that:

(i)                 any return or gain will be realized by the undersigned from the undersigned's investment in the Securities;

(ii)               there will be any approximate or exact length of time that the undersigned will be required to remain as a holder of the Securities; or

(iii)             the past performance or experience on the part of the Company or any of its respective officers, directors, managing members, managers or other affiliates, its predecessors or of any other person, will in any way indicate any future results of the Company;

(l)                 No Other Representations, Warranties, Covenants or Agreements of the Company. Except as set forth in this Agreement or any document referred to herein, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein and therein;

(m)              Risk Factors. The undersigned understands that the risks described in this Agreement are not a complete list of risks involved in an investment in the Company. The undersigned fully understands that the Company has limited financial and operating history and that the Securities are speculative investments that involve a high degree of risk of loss of the undersigned’s entire investment. The undersigned is aware that no public market exists for the Securities, including the Purchased Securities, and that the Securities, including the Purchased Securities, may not be sold without compliance with applicable federal and state securities laws. The undersigned understands that the Company has made no assurances that a public market will ever exist for the securities and that, even if a public market exists in the future, the undersigned may not readily be able to sell the Securities. The undersigned has considered each of these risks regarding an investment in the Company and the Securities. In addition to such risks, the undersigned is aware of and has considered the following risks regarding an investment in the Company:

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1)	The Company expects to incur losses as it develops its business. The extent of future losses and the time required to achieve profitability is highly uncertain. There can be no assurance that the Company will ever achieve a profitable level of operations or that profitability, if achieved, can be sustained on an ongoing basis;

2)	The report of our independent registered public accounting firm as of December 31, 2019 and December 31, 2018 contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of our loss from operations, recurring cash used in operating activities, accumulated deficit and absence of revenue generation. The Company’s recurring losses from operations may raise doubt regarding its ability to continue as a going concern. The perception that the Company may not be able to continue as a going concern may cause others to choose not to deal with the Company due to concerns about its ability to meet its contractual obligations;

3)	The Company has never generated revenue, has never been profitable and does not expect to be profitable in the foreseeable future;

4)	The Company does not currently generate cash from operations to fund its operations and will require substantial additional funds before it can expect to realize significant revenues from its business or generate cash flow sufficient to repay the Notes, which will need to be repaid from the proceeds of subsequent financings. The Company cannot be certain that additional financing will be available in the future to the extent required or that, if available, it will be on acceptable terms, and if the Company is unable to raise additional financing sufficient to repay the Notes it likely would default on any required repayment thereof. Additional financing will dilute the undersigned’s equity investment;

5)	The Company faces competition from competitors, many of which have substantially greater capital resources and experience than the Company;

6)	The Offer Price and the conversion and exercise prices for the Securities, as applicable, including the terms of the Note such as the interest rate and Maturity Date (as defined in the Note), have been arbitrarily determined and bear no relationship to the assets or book value of the Company, or other customary indicia of value or investment criteria;

7)	The Company’s future success and competitive position is dependent upon proprietary intellectual property that we acquire (by license or otherwise) or develop, and we rely on patent, trade secret, trademark, and copyright laws to protect our intellectual property. The intellectual property owned or licensed by us may be invalidated, circumvented, infringed or challenged. The rights granted under our intellectual property (owned and licensed) may not provide competitive advantages to us. Any of our future patent applications may not be issued within the scope of the claims sought by us, if at all;

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8)	The Company’s success and ability to invest and grow depend largely on our ability to attract and retain highly skilled technical, professional, managerial, sales, and marketing personnel. Historically, competition for key personnel has been intense. The loss of services of any of the Company’s key personnel (including key personnel joining the Company through acquisitions), the inability to retain and attract qualified personnel in the future, or delays in hiring necessary personnel, particularly engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions and financial goals;

9)	The Company’s directors, officers and principal stockholders beneficially own a majority of the outstanding shares of Common Stock. As a result, they have the ability to control matters affecting the Company’s stockholders, including the election of our directors, and in-turn, the Company’s officers, the acquisition or disposition of its assets, and the future issuance of shares of Common Stock. Because they control such shares, investors will find it impossible to replace the Company’s directors and management if they disagree with the way its business is being operated;

10)	The Company’s management will have discretion to use the funds obtained from this offering as it deems to be in the best interests of the Company and its stockholders. As a result, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this offering. Investors in the Purchased Securities offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion such investors must depend;

11)	The Company may redeem, whether in whole or in part, the X Warrants (or Replacement W Warrants) and the warrants issuable upon conversion of the Notes (together, the “Warrants”) and the Z Warrants (as defined in the X Warrant attached hereto as Exhibit B) upon thirty (30) days’ written notice to the holder(s) thereof at any time commencing October 1, 2022 and July 1, 2023 with respect to the Warrants and Z Warrants, respectively, prior to exercise or termination thereof, subject to the satisfaction of certain conditions as set forth in the Warrants and Z Warrants; and

12)	The Company may prepay one or more Notes without any obligation to prepay all Notes proportionately. As a result, the Company may prepay one or more Notes on a selective basis, in which case the undersigned’s Note may not be prepaid even if the Company prepays one or more other Notes; and

13)	The spread of the novel coronavirus, which causes the disease now known as COVID-19, is a rapidly evolving public health emergency with global implications and at present the Company, as is common across industries and geographies, recognizes that it could be adversely affected by a range of factors and developments, largely beyond its control, and the Company is unable to predict the outcomes of this even on a short-term basis. The Company continues to assess the impact of developments on its financial condition, results of operations, cash flows and liquidity.

(n)                Residence or Principal Place of Business. The address set forth in the Execution Section of this Agreement is the undersigned's true and correct residence (if an individual) or, principal place of business (if a corporation or other non-individual entity), and the undersigned has no present intention of becoming a resident of, or relocating its principal place of business to, any other country, state or jurisdiction;

(o)                Independent Advice. The undersigned understands that the undersigned is urged to seek independent advice from its professional advisors relating to the suitability for the undersigned of an investment in the Company in view of its overall financial needs and with respect to the legal and tax implications of such an investment. The undersigned acknowledges that the law firm of Kaufman & Associates, LLC represents the Company, and not the undersigned;

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(p)                Placement Agent. The undersigned has received, read and understands the Offering Circular (defined below), including, without limitation, the section thereof entitled “Certain Relationships and Related Party Transactions” of with respect to the Company being a party to certain transactions and relationships with the Placement Agent, as summarized thereunder. The undersigned acknowledges that the Placement Agent is acting in a broker-dealer capacity with respect to the Offering;

(q)                No Assurances; No General Solicitation. The undersigned has received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of the undersigned’s investment in the Company other than those representations and warranties that are contained in this Securities Purchase Agreement. The undersigned represents that the undersigned was contacted regarding the sale of the Purchased Securities by the Placement Agent or the Company (or another person whom the undersigned believed to be an authorized agent or representative thereof) with whom the undersigned had a prior substantial pre-existing relationship. The undersigned is not aware of, and is in no way relying on, and did not become aware of the offering of the Purchased Securities through or as a result of, any form of general solicitation or general advertisement including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet; (ii) any seminar or meeting the attendees of which have been invited by any general solicitation or general advertising; (iii) any solicitation of a subscription by a person or entity not previously known to the undersigned in connection with investments in securities generally; or (iv) the offering statement on Form 1-A, including the offering circular, originally confidentially submitted by the Company to the Commission on November 15, 2019 (available at https://www.sec.gov/Archives/edgar/data/1772028/000110465919064769/filename2.htm), publicly filed on January 7, 2020 (available at https://www.sec.gov/Archives/edgar/data/1772028/000110465920001888/tm201367d1_partiiandiii.htm), amended on January 16, 2020 (available at https://www.sec.gov/Archives/edgar/data/1772028/000110465920004812/tm203474d1_partiiandiii.htm) and subsequently qualified on February 4, 2020 (available at https://www.sec.gov/Archives/edgar/data/1772028/000110465920013793/tv538014-253g1.htm), as supplemented or amended (the “Offering Statement”);

(r)                 Offering Statement. The undersigned acknowledges receipt of the Offering Statement via the hyperlinks provided in Section 4(r) hereof. Further, the undersigned understands and acknowledges that such Offering Statement may be amended and/or supplemented from time to time and that any such amendments and/or supplements (available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001772028&
owner=exclude&count=40&hidefilings=0) shall be deemed incorporated by reference herein. The undersigned also understands and acknowledges that the Offering Statement, as amended or supplemented, are accurate only as of the date of the Offering Statement (or any such amendment or supplement) and the Company may file one or more other offering statements, registration statements and/or other documents or filings with the SEC, including an annual report on Form 1-K, a semi-annual report on Form 1-SA and/or one or more current reports on Form 1-U, and that any such other documents or filings (available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001772028&owner=exclude&count=40&hidefilings=0) shall also be deemed incorporated by reference herein; provided, that they shall be deemed to be accurate only as of the date thereof;

(s)                 Brokers' and Finders' Fees. The undersigned has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby (other than fees to be paid by the Company to the Placement Agent);

(t)                 No Insider Trading. The undersigned will not engage in any transaction with respect to securities of the Company at any time if at the time of such transaction the undersigned is aware of any material non-public information relating to the Company or its securities;

(u)                Source of Funding; Identity. The undersigned acknowledges, understands, covenants and agrees that the source of payment for the undersigned's Offer Price for the Purchased Securities is from his, her, their or its own account and that the Company may require additional information regarding (i) the source(s) of the payment for the Purchased Securities and (ii) any and all information with respect to the identity of the undersigned in order to facilitate the Company's compliance with the U.S. Government's anti-money laundering policies and procedures as set out in the USA PATRIOT ACT and elsewhere;

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(v)                License Revoked. The undersigned has not had any type of registration or license suspended or revoked in any administrative or judicial proceeding; and

(w)              Bad Actor Disqualification Events - Representations and Covenants – Rule 506(d).

(i)                 The undersigned has not been convicted, within ten years before the sale of the securities (or five years, in the case of issuers, their predecessors and affiliated issuers), of any misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the Securities and Exchange Commission (“SEC”); or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(ii)               The undersigned has not been subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the sale of the securities, that, at the time of such sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii)             The undersigned is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the Commodity Futures Trading Commission, or the National Credit Union Administration that: (i) at the time of the sale of the securities, bars you from: (a) association with an entity regulated by such commission, authority, agency or officer, (b) engaging in the business of securities, insurance or banking, or (c) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities;

(iv)              The undersigned is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that, at the time of the sale of the Purchased Securities: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, the undersigned; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock;

(v)                The undersigned is not subject to any order of the SEC, entered within five years before the sale of the Purchased Securities, that, at the time of such sale, orders the undersigned to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(vi)              The undersigned has not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

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(vii)            The undersigned has not filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years before the sale of the securities, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of the sale of the securities, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(viii)          The undersigned is not subject to a United States Postal Service false representation order entered within five years before the sale of the Purchased Securities, or is the undersigned, at the time of the sale of the Purchased Securities, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(ix)              The undersigned covenants not to commit, or take any action which would likely result in the commission of any act as specified in subparagraphs (i) through (viii) hereinabove or as set forth in Rule 506 under Regulation D (a “Disqualifying Act”); and

(x)                The undersigned covenants not to sell, transfer or pledge the Securities to any person or entity that has committed, or has taken any action which would likely result in the commission of, a Disqualifying Act.

5.                   Acceptance or Rejection of Offer to Purchase; Company Withdrawal of Offer to Purchase; Refund. It is understood and agreed that this Agreement is made subject to the following terms and conditions:

(a)                The Company shall have the right to accept or reject the Offer to Purchase and this Agreement, in whole or part, for any reason, including, but not limited to, the ineligibility of the undersigned under the applicable federal, state Blue Sky or foreign securities laws, for any other reason, or for no reason;

(b)                If the Offer to Purchase of the undersigned is rejected, in whole or in part, any funds representing the Offer Price previously delivered to the Company will be returned to the undersigned without interest or penalty;

(c)                The Company reserves the right to withdraw the Agreement for any reason or no reason; and

(d)                If the Offer to Purchase is withdrawn for any reason whatsoever, the undersigned will promptly receive a full refund of the Offer Price, without interest or penalty, and will have no further liability to the Company, and the Company will have no further liability to the undersigned.

6.                   Lock-up Agreement.

(a)    The undersigned hereby agrees that the undersigned shall not sell, transfer, assign, pledge, hypothecate, mortgage or otherwise transfer or dispose of any Securities, including the Purchased Securities, or other interests of the Company then owned by the undersigned during the Restricted Period (as defined below) without the consent of the Company in its sole discretion, except by (i) transfer by will or intestate devise, (ii) by lifetime gifts or transfers to family members, trusts or other family-related entities therefor for bona-fide estate and family planning purposes and (iii) to the partners, members or shareholders of the undersigned; provided, however, that any transferee of the Securities agrees in writing to hold such Securities, in all cases subject to the terms, conditions, and restrictions set forth in the definitive documentation. The “Restricted Period” shall be defined as the period commencing on the date hereof and continuing until the first business day following the third annual anniversary of the Initial Trading Date; provided, however, if such business day is a Friday, then the Restricted Period shall expire on the next business day; provided further, that the Company may elect to release this lock-up at any time or from time to time for any reason or no reason with respect to any or all of such Securities. No such release shall be deemed to obligate the Company to grant any future releases to the undersigned or any other investor nor shall any release granted to another investor or shareholder be deemed to obligate the Company to grant any release to any other undersigned or shareholder. In addition, the undersigned agrees to execute any lock-up agreement required by the lead underwriter in connection with the Company’s Initial Public Offering that the Company may conduct while the undersigned holds any of the Securities; provided, that any such agreement is consistent with the form of lock-up agreements generally required by underwriters. For purposes of this lock-up provision, the “Initial Trading Date” shall mean the first date upon which shares of the Company’s capital stock trade on (i) a national securities exchange or through any quotation service that requires as a condition for trading that the Company report under the Securities Act or the Exchange Act or (ii) the OTCQB or OTCQX (collectively, a “Qualified Trading Market”); and the “Initial Public Offering” shall mean the commencement of a public trading market for any class of securities of the Company on a Qualified Trading Market. In all cases other than the death or the incapacity of an individual investor , the Company shall have the right incidental to any transfer of Securities for the undersigned to continue as a single representative to give and receive communications with the Company regarding the transferred Securities.

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(b)       In furtherance of the provisions of this Section 6, any certificate(s) representing the Securities, including the Note and Warrants, may bear the restrictive legend substantially in the following form:

“THE COMPANY’S SECURITIES PURCHASE AGREEMENT WITH THE HOLDER SETS FORTH CERTAIN RESTRICTIONS ON THE HOLDER’S ABILITY TO TRANSFER THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUED UPON EXERCISE OR CONVERSION HEREOF. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.”

7.                   Further Assurances. At any time and from time to time after the date hereof, the undersigned shall, without further consideration, execute and deliver to the Company, or such other party as the Company may direct, such other instruments or documents and shall take such other actions as the Company may reasonably request to carry out the transactions contemplated by this Agreement, including but not limited to, investors rights agreements, registration rights agreements and other documents, as may be requested by the Company and as entered into by all of the other holders of the Notes and Warrants, which may include terms relating to the registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

8.                   Indemnification. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations, warranties, covenants and agreements contained herein, and the undersigned hereby agrees to indemnify and hold harmless the Company, and each of the Company's respective directors, officers, partners, members, managing members, managers, employees, agents and controlling persons, from and against any and all loss, damage or liability due to or arising out of a breach by the undersigned of any such representations, warranties, covenants and agreements contained herein.

9.    Persons Having Rights under this Agreement. Nothing in this Agreement expressed, and nothing that may be implied from any of the provisions hereof, is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

10.               Notices. Unless otherwise specifically provided herein, all communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile or email with confirmation of receipt, (c) on the business day after delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to: (i) the undersigned at the address set forth in the Execution Section of this Agreement or (ii) the Company at c/o HCFP Inc., 420 Lexington Avenue, Suite 300, New York, New York 10170, Attention: Joshua R. Lamstein, Co-Chariman. Either party hereto may change its address for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth herein.

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11.               Acceptance. The receipt of the Note and the X Warrants by the undersigned shall constitute acceptance of and agreement to be bound by the terms and conditions thereof.

12.               Miscellaneous. The Company and undersigned may waive compliance by the other with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, documents and understandings relating to the subject matter hereof (including without limitation the Term Sheet) and may be amended only by a writing executed both parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without regard to its conflicts of laws principles. In connection with any legal suit, action or proceeding arising hereunder, the parties consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. This Agreement shall not be assignable by any party without the prior written consent of the other parties. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

THE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT OR THE SECURITIES OR ANY OTHER AGREEMENTS AND DOCUMENTS REFERRED TO OR INCORPORATED BY REFERENCE HEREIN (COLLECTIVELY, THE “OFFERING DOCUMENTS”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES ARE BEING OFFERED BY THE COMPANY IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, WHICH EXEMPTION DEPENDS UPON THE EXISTENCE OF CERTAIN FACTS INCLUDING, BUT NOT LIMITED TO, THE REQUIREMENTS THAT THE SECURITIES ARE NOT BEING OFFERED THROUGH GENERAL ADVERTISING OR GENERAL SOLICITATION, ADVERTISEMENTS OR COMMUNICATIONS IN NEWSPAPERS, MAGAZINES OR OTHER MEDIA, OR BROADCASTS ON RADIO OR TELEVISION, AND THAT THE OFFERING DOCUMENTS SHALL BE TREATED AS CONFIDENTIAL BY THE PERSONS TO WHOM IT IS DELIVERED. ANY DISTRIBUTION OF THE OFFERING DOCUMENTS OR ANY PART HEREOF OR DIVULGENCE OF ANY OF ITS CONTENTS THEREOF SHALL BE UNAUTHORIZED.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date set forth below the undersigned's signature in the Execution Section below.

EXECUTION SECTION FOR OFFER TO PURCHASE BY INDIVIDUALS

I.	OFFER AMOUNT: The undersigned offers to purchase:

Initial Principal Amount of Note:	$__________

II.	FORM OF PAYMENT:

A.	Wire Transfer as follows:

Bank:	JPMorgan Chase Bank, N.A.
Bank Address:	4 New York Plaza, Floor 15 New York, New York 10004
Account to receive funds:	Continental Stock Transfer & Trust Company as Agent for Scopus BioPharma Inc. Convertible Note 2020 Escrow Account
ABA Routing Number:	021000021
Account Number:	475-480562
SWIFT Code:	CHASUS33
Reference:	Scopus BioPharma Inc. Convertible Note 2020 Escrow Account Attn: Patrick Small

B.	By surrender of __________ X Warrants issued pursuant to the Company’s private placement of X Warrants commenced on December 10, 2019, as described in the Confidential Private Placement Memorandum, dated December 10, 2019, including all exhibits thereto, as amended or supplemented from time to time, at a price of $0.50 for each X Warrant, in connection with which the aggregate purchase price paid for such X Warrants shall constitute payment hereunder for the Purchased Securities.

III.	PURCHASER STATUS:

The undersigned is (check appropriate box and, if applicable, fill in state with jurisdiction over custodial account):

☐	INDIVIDUAL OWNER (One signature required below). Note: In community property states, both spouses are required to sign below, whether or not being listed as co-purchasers.

☐	HUSBAND AND WIFE AS TENANTS BY THE ENTIRETY (Husband and wife are both required to sign below).

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☐	TWO OR MORE INDIVIDUALS AS TENANTS IN COMMON (All tenants are required to sign below).

☐	TWO OR MORE INDIVIDUALS AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (All tenants are required to sign below).

☐	CUSTODIAL ACCOUNT UNDER UNIFORM GIFTS TO MINORS ACT OF THE STATE OF _____________________________________ (Fill in state).

IV.	INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS:

Name of Purchaser(s):

Social Security Number (for use in all notifications and reports to governmental taxing authorities):

State(s) of Permanent Residence:

Mailing Address:

Telephone Number:

Facsimile Number:

V.	ACCREDITED INVESTOR REPRESENTATION:

I am submitting this Accredited Investor Representation (the “Representation”) in connection with the Note and Warrant (together with the Note, the “Purchased Securities”) issued by Scopus BioPharma Inc. (the “Company”). I understand that the Securities are being sold only to accredited investors (“Accredited Investors”) as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

I hereby represent and warrant to the Company (and any applicable placement agent(s) (the “Placement Agent”)) that I qualify as an Accredited Investor on the basis that:

(Investor must check box (1), (2) or (3).)

A.	☐	(1)

Income Test:

My individual income exceeded $200,000 in each of the two most recent years or my joint income together with my spouse exceeded $300,000 in each of those years;

and

I reasonably expect to earn individual income of at least $200,000 this year or joint income with my spouse of at least $300,000 this year.

	☐	(2)

Net Worth Test: My individual net worth, or my joint net worth together with my spouse, exceeds $1,000,000 (over total liabilities).

For these purposes, “net worth” means the excess of:

•        total assets at fair market value (including all personal and real property, but excluding the estimated fair market value of my primary residence)

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minus

•         total liabilities.

For these purposes, “liabilities”:

•        exclude any mortgage or other debt secured by my primary residence in an amount of up to the estimated fair market value of that residence; but

•        include any mortgage or other debt secured by my primary residence in an amount in excess of the estimated fair market value of that residence.

In addition, I confirm that I have not incurred any incremental mortgage or other debt secured by my primary residence in the 60 days preceding the date of this Agreement, and I will not incur any incremental mortgage or other debt secured by my primary residence prior to the date of the closing for the sale of the Securities. I agree to promptly notify the Company if, between the date of this Agreement and date of the closing for the sale of the Securities, I incur any incremental mortgage or other debt secured by my primary residence. (NOTE: If the representation in the first sentence of this paragraph is untrue or becomes untrue prior to the date of the closing for the sale of the Purchased Securities, you may still be able to invest in the Purchased Securities. However, you must first contact the Company for additional instructions on how to calculate your net worth.)
☐	(3)	Company Insider: I am a member or executive officer of the Company.

VI.	INVESTOR OBLIGATIONS ACKNOWLEDGEMENT

I have read and agree with the attached the “Investor Obligations Acknowledgement”. I agree to submit the information requested and required by the Company and this Agreement.

VII.	SIGNATURE(S):

INVESTOR'S SIGNATURE AND CONTACT INFORMATION

Date:
Print Name:
Signature:
Email address:
Mailing address:

Telephone number:

SPOUSE'S SIGNATURE AND CONTACT INFORMATION

(NOTE: The investor’s spouse need only sign this Agreement if the investor is a natural person proving its accredited investor status based on joint income or joint net worth with the spouse under Part A(1)(a) or Part A(2)(a). A spouse who signs this Agreement makes all representations set out in this Agreement, including those relating to joint income or joint net worth, as applicable.)

Date:
Print Name:
Signature:
Email address:
Mailing address:
Telephone number:

VIII.	PURCHASER WIRE INSTRUCTIONS FOR RETURN OF PAYMENT:

If the Offer to Purchase of the undersigned is rejected, in whole or in part, any funds representing the Offer Price previously delivered to the Company will be returned to the undersigned without interest or penalty to the bank account hereby designated by the undersigned as follows:

Wire transfer information:
Bank to receive wire:
Bank Address:
Account to receive funds:
Account Number:
ABA Number:

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EXECUTION SECTION FOR OFFER TO PURCHASE BY NON-INDIVIDUALS

I.	OFFER AMOUNT: The undersigned offers to purchase:

Initial Principal Amount of Note:	$__________

II.	FORM OF PAYMENT:

A.	Wire Transfer as follows:

Bank:	JPMorgan Chase Bank, N.A.
Bank Address:	4 New York Plaza, Floor 15 New York, New York 10004
Account to receive funds:	Continental Stock Transfer & Trust Company as Agent for Scopus BioPharma Inc. Convertible Note 2020 Escrow Account
ABA Routing Number:	021000021
Account Number:	475-480562
SWIFT Code:	CHASUS33
Reference:	Scopus BioPharma Inc. Convertible Note 2020 Escrow Account Attn: Patrick Small

B.	By surrender of __________ X Warrants issued pursuant to the Company’s private placement of X Warrants commenced on December 10, 2019, as described in the Confidential Private Placement Memorandum, dated December 10, 2019, including all exhibits thereto, as amended or supplemented from time to time, at a price of $0.50 for each X Warrant, in connection with which the aggregate purchase price paid for such X Warrants shall constitute payment hereunder for the Purchased Securities.

III.	PURCHASER STATUS:

The undersigned is (check appropriate box and, if applicable, fill in state with jurisdiction over custodial account):

☐	CORPORATION (Please include certified corporate resolution authorizing signature).

☐	PARTNERSHIP.

☐	TRUST.

☐	LIMITED LIABILITY COMPANY.

☐	OTHER (Including Employment Benefit Plans and Trusts, Individual Retirement Accounts, and KEOUGH Plans).

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IV.	INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS:

Name of Purchaser:

Tax Identification Number:

State of Incorporation or Organization:

State of Principal Place of Business:

Mailing Address:

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V.	ACCREDITED INVESTOR REPRESENTATION

I am submitting this Accredited Investor Representation (the “Representation”) in connection with the Note and Warrant (together with the Note, the “the “Purchased Securities”) issued by Scopus BioPharma Inc. (the “Company”). I understand that the Securities are being sold only to accredited investors (“Accredited Investors”) as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

A.          The undersigned hereby represents and warrants to the Company (and any applicable placement agent(s)) that the undersigned qualifies as an Accredited Investor on the basis that the undersigned is: (check all appropriate boxes and, if applicable, provide all information requested):

(Investor must check at least one box below. NOTE: An investor that checks any of boxes A(1) through A(12) must provide an acceptable form of verification for such category or contact the Company for additional instructions.)

☐	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
☐	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
☐	(3)	An insurance company as defined in the Securities Act.
☐	(4)	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”).
☐	(5)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.
☐	(6)	A private business development company as defined in the Investment Advisors Act of 1940.
☐	(7)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or 301(d) of the Small Business Investment Act of 1958.
☐	(8)	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.
☐	(9)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.
☐	(10)	An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

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☐	(11)	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a “sophisticated” person.
☐	(12)

An entity in which all of the equity owners are Accredited Investors.

(NOTE: If box (12) is checked, each equity owner of the entity must individually complete and submit to the Company its own copy of the Execution Section for Offer by Individuals and follow all related instructions.)

B.           The undersigned is a qualified institutional investor, as such term is defined in Rule 144A, by reason of the fact that the undersigned is:

(NOTE: An investor that checks any of boxes B(1) through B(3) must provide an acceptable form of verification for such category or contact the Company for additional instructions.)

☐	(1)	A bank, with an audited net worth of at least $25 million, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities (excluding United States government securities and other specified investments) or unaffiliated issuers.
☐	(2)	A registered dealer, owning and investing on a discretionary basis at least $10 million of non-affiliated securities or is acting as a riskless principal for qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities (excluding United States government securities and other specified investments) of unaffiliated issuers.
☐	(3)	Either (a) an insurance company, (b) registered investment company, (c) registered investment advisor, (d) government established and administered employee benefit plan, (e) entity exempt from United States federal income taxes under Section 501(c)(3) of the Code or (f) a corporation, business trust, partnership or other entity entirely owned by other qualified institutional buyers, in any event, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities (excluding United States government securities and other specified investments) of unaffiliated issuers.

VI.	INVESTOR OBLIGATIONS ACKNOWLEDGEMENT

I have read and agree with the attached the “Investor Obligations Acknowledgement”. I agree to submit the information requested and required by the Company and this Agreement.

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VII.	SIGNATURE(S)

The undersigned corporate officer, partner, trustee or fiduciary certifies that the undersigned has full power and authority from all requisite stockholders, partners, co-trustees, co-fiduciaries of the offering entity named above to execute this Agreement on behalf of the purchasing entity and to make the representations, warranties and agreements made herein on its and their behalf and that an investment in the Purchased Securities has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the purchasing entity.

Insert Name of Entity:		Insert Name of Entity:

By:		By:
	(Signature of Authorized Signatory)		(Signature of Authorized Co-Signatory)

	(Print Name of Authorized Signatory)		(Print Name of Authorized Co-Signatory)

	(Title of Authorized Signatory)		(Title of Authorized Co-Signatory)

Date:

VIII.	PURCHASER WIRE INSTRUCTIONS FOR RETURN OF PAYMENT:

If the Offer to Purchase of the undersigned is rejected, in whole or in part, any funds representing the Offer Price previously delivered to the Company will be returned to the undersigned without interest or penalty to the bank account hereby designated by the undersigned as follows:

Wire transfer information:
Bank to receive wire:
Bank Address:
Account to receive funds:
Account Number:
ABA Number:

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INVESTOR OBLIGATIONS ACKNOWLEDGEMENT

SUPPORTING DOCUMENTATION

I understand that the Company may request additional supporting documentation from me in order to verify my status as an Accredited Investor and I hereby agree to promptly provide any such additional supporting documentation.

Within 10 days after the date that I submit this Agreement to the Company, I will deliver to the Company, all required supporting documentation.

All supporting documentation must be submitted to the Company either electronically, in PDF form, by mail or overnight service as follows: Scopus BioPharma Inc., 420 Lexington Avenue, Suite 300, New York, New York 10170 Attn: Joshua R. Lamstein, Co-Chairman.

I further understand that, even if I complete and execute this Agreement and provide all additional supporting documentation requested by the Company , the Company may in its sole discretion refuse to accept my offer to purchase the Note and Warrant for any reason or for no reason.

RELIANCE ON REPRESENTATIONS; INDEMNITY

I understand that the Company are relying upon my representations in this Agreement and upon the supporting documentation to be delivered by me or on my behalf in connection with this Agreement (collectively, the “Investor Information”). I agree to indemnify and hold harmless the Company, any placement agent, their respective directors, officers, members, representatives, attorneys and agents, and any person who controls any of the foregoing, against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees) arising out of or based upon any misstatement or omission in the Investor Information or any failure by me to comply with any covenant or agreement made by me in the Investor Information.

SHARING OF INVESTOR INFORMATION

I understand and agree that, upon giving prior notice to me, the Company may present the Investor Information to such parties as it deems appropriate to establish that the issuance and sale of the Purchased Securities (a) is exempt from the registration requirements of the Securities Act or (b) meets the requirements of applicable state securities laws; provided, however, that the Company need not give prior notice before presenting the Investor Information to its legal, accounting and financial advisors.

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ACCEPTANCE PAGE

(TO BE COMPLETED BY THE COMPANY ONLY)

OFFER AND AGREEMENT

ACCEPTED AND AGREED:

1.	Initial Principal Amount of Note: $______________________

2.	Number of Warrants: ______________________

3.	Offer has been:

☐	Accepted in Full

☐	Accepted in Part: $______________________

☐	Rejected

SCOPUS BIOPHARMA INC.

By:
Name:
Title:

Date:

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EXHIBIT A

FORM OF NOTE

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EXHIBIT B

FORM OF X WARRANT

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